Exhibit 99.1

Surgalign Provides Update on Corporate Restructuring Initiatives and

Confirms its Prior 2022 Revenue Guidance

Company on track to achieve target cash savings of $30—$35 million in 2023 vs 2022; expects to report 2022 revenue of approximately $82.0 million and end the year with a cash balance in excess of $16 million

Deerfield, Ill., March 6, 2023 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today provided updates on its previously announced restructuring plan.

On November 8, 2022, Surgalign’s Board of Directors approved a restructuring plan intended to help the Company drive growth in the most valuable and profitable parts of its business. The approved plan included product portfolio rationalization in the domestic markets, and a scale down of its international business which will continue throughout 2023. Additionally, as part of the restructuring plan, the Company reduced its workforce in December of 2022, cut non-essential spending, and realigned resources to support growth of its Digital Health and core hardware assets.

The primary focus of the planned restructuring has centered on product line rationalization. Surgalign targeted products with declining revenue and more limited growth prospects based on investments, as well as low and negative ROI profiles. The Company estimates that approximately 70% of total 2022 revenue was generated from roughly 30% of its product brands and believes that operating costs to support its other approximately 70% of its brands was too costly. Therefore, in January 2023, the Company began the process of removing those products from its portfolio.

In anticipation of its product rationalization and the resulting downsizing of its offering, Surgalign announced in November 2022, plans to reduce its workforce. Notifications were provided and the Company executed on its plan, resulting in a reduction in force of approximately 20%. The combination of these efforts should enable the Company to significantly reduce its cash burn on a go-forward basis. Additionally, as part of its rationalization initiatives, the Company expects to incur an inventory write-down of approximately $12.5—$15.5 million in the fourth quarter of 2022. By simplifying its offering, the Company anticipates it will be in a stronger position to service its customers, invest in its offering and execute its Digital Health strategy in the coming year.

Terry Rich, President and CEO of Surgalign commented, “We continue to successfully execute our restructuring initiatives and remain on track to achieve our target savings in 2023. We continue to work closely with our customers and partners to ensure we are in position to honor commitments and support them throughout. We expect to complete the product rationalization process by the end of the first half of 2023, resulting in a smaller offering, but one that focuses on growth-oriented product lines that remain in higher demand. We continue to look at all aspects of our business to streamline resources and improve our ability to invest in our Digital Health strategy and improve customer satisfaction.”

Terry Rich continued, “Product rationalization is something we wanted to do for years but were unable to due to the contractual obligations that were previously in place. Following our revised agreement with our OEM partner, Resolve, in August 2022, we were in position to carry through on our plans and believe the products we have now, coupled with our HOLO Portal and HOLO AI platform, provide us with the greatest opportunities for growth, while significantly reducing our investment needs.”

Furthermore, in an effort to extend its cash runway, Surgalign previously announced that it would explore all strategic avenues, including the potential divestiture of its assets, should opportunities arise. As announced on March 1, 2023, the Company closed on the sale of its Coflex® and CoFix™ brands to Xtant Medical Holdings, Inc. for a total purchase price of $17.0 million. There has and continues to be interest in many of its other brands and the Company intends to continue to explore all strategic paths to unlock and enhance shareholder value.

Terry Rich added, “While Coflex and CoFix were part of the Company’s future plans, the product lines had been on the decline for the past several years and required additional investments to drive innovation that we just couldn’t support in order to maximize the potential of a novel product line. As announced, with these products now under Xtant Medical, we believe they have a home with a partner committed to investing in them and driving value for the customers they serve.”

Surgalign intends to report its 2022 fourth quarter and full year results for the period ending December 31, 2022 later this month and a notice will be sent shortly confirming the date and time, along with conference call and webcast information. The Company estimates it will report full year 2022 revenue of approximately $82.0 million and end the year with approximately $16.3 million in cash.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn, Twitter and Instagram.

Forward Looking Statements

This press release contains forward-looking statements including, without limitation, statements relating the intended use of proceeds from the registered direct offering. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements include: (i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) risks relating to existing or potential litigation or regulatory actions; (iii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) whether or when the demand for procedures involving our products will increase; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain and (xv) the effect and timing of changes in laws or in governmental regulations. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement.

These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, including market and other conditions and the risks identified in Surgalign’s most recent Annual Report on Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of Surgalign’s SEC filings may be obtained without charge by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor Relations and Media Relations Contact:

Glenn Wiener

Email: gwiener@surgalign.com

Tel: +1 917 887 8434